PROMISSORY NOTE


                                                                   $1,500,000
                                                      South San Francisco, CA
                                                               April 14, 1995

FOR VALUE RECEIVED, the undersigned, G. Kirk Raab, promises to pay to the order of GENENTECH, INC., ("Genentech"), One Million Five Hundred Thousand Dollars ($1,500,000), with interest as described below, at the principal offices of Genentech, upon the following terms and conditions:

     1. Unless extended by Genentech's Board of Directors, the entire principal amount of this promissory note ("Note") shall be due and payable on the earlier of (i) April 21, 1996, (ii) the date of termination of employment of the undersigned with Genentech for any reason, or (iii) the date Roche Holdings, Inc. or any affiliate thereof causes Genentech to redeem its Redeemable Common Stock ("RCS") or any other security issued in exchange for such RCS. The undersigned promises to pay interest from the date hereof on the outstanding amount of principal at the rate of 6.69% per annum, compounded semi-annually, but not in excess of the maximum interest rate allowed to be paid under applicable law.

     2. If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Note, the prevailing party shall be entitled to recover from the other party such sums as the court may adjudge to be reasonable attorney's fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

     3. The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this Note without premium at any time prior to the maturity hereof. The undersigned will use his best efforts to repay the unpaid principal amount of this Note and any accrued but unpaid interest thereon prior to April 21, 1996.

     4. Nothing in this Note shall be interpreted to give the undersigned any right to continue in the employ of Genentech for any particular period of time.

     5. This Note is not transferable by the undersigned to any other person or entity.

     6. The undersigned expressly waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

     7. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


















     IN WITNESS WHEREOF, the undersigned has caused this Note to be signed, dated and delivered as of the day and year first above written.

                                                /S/G. KIRK RAAB
                                                _________________

                                                   G. Kirk Raab

GENENTECH, INC. APPROVALS


/S/LARRY SETREN    /S/JOHN P. MCLAUGHLIN   /S/BRAD GOODWIN
_______________    _____________________   _______________________
Human Resources    Management Committee    Controller or Treasurer